UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 20, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 6th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2015, SFX Entertainment, Inc., a Delaware corporation (the “Company”), announced that Gregory Consiglio, its President and Chief Operating Officer, will serve as President and Chief Executive Officer of Beatport, LLC, the Company's wholly-owned subsidiary, and that he resigned his titles as President and Chief Operating Officer of the Company. These positions will remain vacant.  Mr. Consiglio will be compensated for his employment at Beatport, LLC under the terms of his existing employment agreement with the Company, dated January 22, 2015, until a new agreement is agreed to between him and the compensation committee of the board of directors of the Company. The new agreement is under active negotiation.  On July 20, 2015, the Company issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the management changes described in this Current Report on Form 8-K.

Item 8.01              Other Events.

On July 22, 2015, the Company issued a press release announcing its entry into a commercial agreement with Spotify AB. The press release is attached as Exhibit 99.2.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release of the Company, dated July 20, 2015

99.2	Press Release of the Company, dated July 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: July 22, 2015	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer and Director